EXHIBIT 99.1

Dynacq Healthcare, Inc. Approved for Nasdaq SmallCap Market Listing

HOUSTON—(BUSINESS WIRE)—May 2, 2005—Dynacq Healthcare, Inc. (OTCBB:DYII - News; “Dynacq”) announced that The Nasdaq Stock Market has approved its application for its common stock to be listed on the Nasdaq SmallCap Market. The Company’s shares will commence trading on the Nasdaq SmallCap on Tuesday, May 3, 2005, under the trading symbol “DYII”. The Company’s shares are currently quoted on the NASD Bulletin Board under the symbol “DYII.OB”.

Commenting on the listing, Alan Beauchamp, Dynacq’s Chief Operating Officer, stated, “We are very pleased that we have satisfied one of our strategic goals. We believe that our Nasdaq SmallCap Market listing should enhance the Company’s visibility to the investment community and create a more efficient trade execution process for our shareholders.”

Dynacq Healthcare Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:

Dynacq Healthcare Inc., Houston

Christina L. Gutel-Williams, 713-378-2000

christina.gutel@dynacq.com